EXHIBIT 23.4

Source Energv Corp.

3555 Santoro Way, Suite A

San Diego,CA 92130

Phone (858) 259.2271

Fax (858)259-2273

April 21, 2009

Mr. Stephen Hosmer

Royale Energy Inc.

7676 Hazard Center Drive, Suite 1500 San Diego, CA 92108

Dear Mr. Hosmer:

As an independent oil and gas consultant, Source Energy Corp. hereby consents to the incorporationby reference in the RegistrationStatement on Form S-3 of Royale Energy Inc. to he filed on or about April 21, 2009, of information from our report with respect to the oil and gas reserves of Royale Energy Inc dated March 24, 2009.

Sincerely,

/s/ James Frimodig

James Frimodig

President